Exhibit 99.1

MRC Global Announces First Quarter 2016

Earnings Release and Conference Call Schedule

HOUSTON, TX – March 3, 2016 – MRC Global Inc. (NYSE: MRC) announced today that it will release its first quarter 2016 results on Monday,  May 2, 2016 after the market closes.  In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Tuesday,  May 3, 2016 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global First Quarter 2016 Earnings Conference Call

When:Tuesday,  May 3, 2016 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Live via phone -- By dialing 412-902-0003 and asking for the MRC Global call at least 10 minutes prior to the start time, or live over the Internet -- By logging onto the web at the address below

Where:http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through May 17, 2016 and can be accessed by dialing 201-612-7415 and using pass code 13631856#.  Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found at www.mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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